Exhibit 32.2
           Broadcast International, Inc. & Subsidiaries
             Certification Of Chief Executive Officer
    Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
          Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the annual report of Broadcast International, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2003, Randy Turner hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the annual report fairly presents, in
          all material respects, the financial condition and results   of
          operations of the Company.

Date:  March 24, 2004


/s/ Randy Turner
Chief Financial Officer